UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2009

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd, N.E., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2009, Crawford & Company (the “Company”), Crawford & Company International, Inc. (“International”), SunTrust Bank, as administrative agent and a lender (“SunTrust”), and the other signatories party thereto, entered into a Fourth Amendment to Credit Agreement and First Amendment to Pledge Agreement (the “Amendment”) which amended, among other things, that certain Credit Agreement dated as of October 31, 2006, by and among the Company, International, SunTrust and the lenders from time to time party thereto (as amended, the “Credit Agreement”). The Amendment enables the Company to enhance certain operational and financial aspects of its business, including, among other things, undertaking an internal corporate realignment of certain of its operating subsidiaries and assets. A substantial portion of this realignment has been completed in connection with the execution of the Amendment. In addition, the Amendment provides the Company with the ability to repurchase, from time to time, up to $25,000,000 of its outstanding term debt under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	Fourth Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of February 2, 2009 by and among Crawford & Company, Crawford & Company International, Inc., SunTrust Bank, as administrative agent and a lender, and the other signatories party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ ALLEN W. NELSON
	Name:	Allen W. Nelson
	Title:	Executive Vice President—General Counsel & Corporate Secretary

Dated: February 2, 2009

EXHIBIT INDEX

Number	Exhibit

10.1	Fourth Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of February 2, 2009 by and among Crawford & Company, Crawford & Company International, Inc., SunTrust Bank, as administrative agent and a lender, and the other signatories party thereto